Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES EXPANDS FURNITURE BUSINESS
WITH ASSETS FROM FLAIR INTERIORS

Elkhart, Ind. - February 29, 2016 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today announced that its wholly-owned subsidiary, Lippert Components, Inc. (LCI®), has acquired certain assets and business from Flair Interiors, Inc., a manufacturer of RV furniture with locations in Goshen and Fort Wayne, Indiana. Sales of the acquired business for 2015 were approximately $25 million.
“Since acquiring Seating Technology in 2008, our furniture division continues to drive growth for our company. Ryan Smith, Vice President of Lippert Interiors, and his talented furniture team will quickly incorporate the assets and business acquired from Flair into our existing facilities,” said Drew’s President Scott Mereness. “We have well-established furniture operations in both Goshen and Fort Wayne, allowing integration to become significantly easier. As the market leader in RV furniture, this transaction supports one of our goals of continued growth in our core markets.”
The purchase price was $8.1 million, which was paid at closing from borrowings under the Company’s $100 million line of credit. After funding this acquisition, Drew remains well-positioned to take advantage of other investment opportunities.
Ryan Smith, a 10-year veteran of LCI’s furniture operation said, “This acquisition enhances our team and makes our business even stronger. Incorporating the business acquired from Flair into our existing factories, we believe, will result in operational efficiencies. With over 900 employees dedicated to furniture manufacturing, we look forward to continuing to exceed our customer’s expectations.”

About Drew Industries
From 44 manufacturing and distribution facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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